UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2016

Basic Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 2100
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817)  334-4100

Not Applicable

(Former name or former address, if changed since last report.)

________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

New Term Loan Credit Agreement

On February 17, 2016, Basic Energy Services, Inc. (“Basic” or “we”) entered into the Term Loan Credit Agreement (the “Term Loan Agreement”) with a syndicate of lenders and U.S. Bank National Association, as administrative agent for the lenders (the “Term Loan Administrative Agent”). All capitalized terms not defined herein shall have the meaning assigned to them in the Term Loan Agreement.  The Term Loan Agreement includes two categories of Borrowings: (a) the Closing Date Term Loan Borrowings in an aggregate amount of $165,000,000, and (b) the Delayed Draw Term Loan Borrowings in an aggregate principal amount not to exceed $15,000,000. The making of the Term Loans is subject to the satisfaction of certain conditions precedent, including, with respect to the Delayed Draw Term Loans, the consent of the lenders providing the Delayed Draw Term Loans.  The conditions precedent to the making of the Closing Date Term Loans include, among other things, (i) the execution and delivery of (a) a guarantee agreement, pursuant to which the obligations under the Term Loan Agreement will be guaranteed on a joint and several basis by each of Basic’s current subsidiaries (subject to certain exceptions), (b) a security agreement, pursuant to which the obligations under the Term Loan Agreement will be secured by substantially all assets of Basic and the assets of the guarantors and (c) an intercreditor agreement, which will govern, among other things, priority of distribution of collateral that is pledged as collateral under each of the Term Loan Agreement and our Revolving Credit Facility and (ii) our causing more than 49.1% of the Term Loan Priority Collateral  to become subject to a perfected  lien in favor of the Term Loan Administrative Agent.

The proceeds of the Term Loans will be deposited into an escrow account, from which they will be released only upon the satisfaction of the following conditions: (i) 49.1% of the proceeds of the Closing Date Term Loans may be released upon our causing not less than 49.1% of the Term Loan Priority Collateral to become subject to a perfected lien in favor of the Term Loan Administrative Agent;  (ii) upon our causing not less than 75% of the Term Loan Priority Collateral to become subject to a perfected lien in favor of the Term Loan Administrative Agent, the Term Loans in the escrow account may be released to the extent that the aggregate amount of Term Loans released to the Borrower on or prior to such date equals 75% of the Term Loans funded into the escrow account and (iii) the remaining proceeds of the Term Loans deposited in the escrow account may be released upon our causing not less than 95% of the Term Loan Priority Collateral to become subject to a perfected lien in favor of the Term Loan Administrative Agent.

Borrowings under the Term Loan Agreement will mature on February 26, 2021 unless,  such date is not a Business Day, in which case the Borrowings under the Term Loan Agreement will mature on the first preceding Business Day. However, if Basic has not completed an Acceptable 2019 Senior Notes Refinancing by November 17, 2018, then the Borrowings under the Term Loan Agreement will mature on November 17, 2018. Basic is required to prepay the Term Loan Agreement under certain circumstances without premium or penalty unless such prepayment is in connection with the “springing” maturity date of November 17, 2018 described above, a change of control or the incurrence of indebtedness not permitted under the Term Loan Agreement and under certain other circumstances, in which case such prepayment will be subject to the Applicable Premium.

Each loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to 13.50%.    In addition, Basic will be responsible for the applicable Lenders’ fees, including a closing payment equal to 7.00% of the aggregate principal amount of Commitments of each Lender under the Term Loan Agreement as of the Effective Date, and Term Loan Administrative Agent fees.

The Term Loan Agreement contains various covenants that, subject to agreed upon exceptions, limit Basic’s ability and the ability of certain of Basic’s subsidiaries to:

    incur indebtedness;

    grant liens;

    enter into sale and leaseback transactions;

    make loans, capital expenditures, acquisitions and investments;

    change the nature of business;

    acquire or sell assets or consolidate or merge with or into other companies;

    declare or pay dividends;

    enter into transactions with affiliates;

    enter into burdensome agreements;

    prepay, redeem or modify or terminate other indebtedness;

    change accounting policies and reporting practices;

    amend organizational documents; and

    use proceeds to fund any activities of or business with any person that is the subject of governmental sanctions.

If an event of default occurs under the Term Loan Agreement, then the Term Loan Administrative Agent may, with the consent of the Required Lenders, or shall, at the direction of, the required lenders,  (i) terminate Lenders’ commitments under the Term Loan Agreement, (ii) declare any outstanding loans under the Term Loan Agreement to be immediately due and payable, and (iii) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law or equity.

We expect the initial closing date of the Term Loan Agreement will occur on or about February 26, 2016, at which time we will also enter into an amendment to our revolving credit facility to reduce aggregate commitments thereunder to $100.0 million, the Security Agreement with the Term Loan Administrative Agent and an intercreditor agreement.

A copy of the Term Loan Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The above descriptions of Term Loan Agreement contained herein are qualified in their entirety by the full text of such exhibit.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The descriptions of the Term Loan Agreement set forth above under Item 1.01 above are incorporated by reference into this Item 2.03.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

10.1Term Loan Credit Agreement dated as of February 17, 2016, among Basic as Borrower, U.S. Bank National Association, as administrative agent and the Lenders Party hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.

Date: February 19, 2016	By:	/s/ Alan Krenek
Alan Krenek
Senior Vice President, Chief Financial Officer,
Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Term Loan Credit Agreement dated as of February 17, 2016, among Basic as Borrower, U.S. Bank National Association, as administrative agent and the Lenders Party thereto.